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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-75310 and No. 333-119973) and in the Registration Statement on Form S-8 (No. 333-42448) of Tipperary Corporation of our report dated March 29, 2004 relating to the financial statements and financial statement schedules, which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP

Denver, Colorado
December 10, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS